As filed with the Securities and Exchange Commission on March 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARIN SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	20-4647180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Marin Software Incorporated

123 Mission Street, 27th Floor

San Francisco, California 94105

(415) 399-2580

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plans)

Christopher A. Lien

Chief Executive Officer and Director

Marin Software Incorporated

123 Mission Street, 27th Floor

San Francisco, California 94105

(415) 399-2580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael A. Brown, Esq. Katherine K. Duncan, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Jonathan M. DeGooyer, Esq. Marin Software Incorporated 123 Mission Street, 27th Floor San Francisco, California 94105 (415) 399-2580

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
—Reserved for future issuance under the 2013 Equity Incentive Plan	296,893 (2)	$3.85 (3)	$1,143,038.05	$138.54
—Reserved for future issuance under the 2013 Employee Stock Purchase Plan	59,378 (4)	$3.27 (5)	$194,166.06	$23.53
TOTAL	356,271	N/A	$1,337,204.11	$162.07

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2013 Equity Incentive Plan resulting from the automatic annual 5% increase in the number of authorized shares reserved and available for issuance under the 2013 Equity Incentive Plan on January 1 of each of the first 10 years following the Registrant’s initial public offering.

(3)

Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on March 12, 2019.

(4)

Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan (the “ESPP”) resulting from the automatic annual 1% increase in the number of authorized shares reserved and available for issuance under the ESPP on January 1 of each of the first 10 years following the Registrant’s initial public offering.

(5)

Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculation the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on March 12, 2019. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date (i.e., the first business day of the offering period of up to 27 months) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Marin Software Incorporated (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register:

(i)

296,893 additional shares of common stock under the Registrant’s 2013 Equity Incentive Plan, pursuant to the provisions of the 2013 Equity Incentive Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2013 Equity Incentive Plan on January 1, 2019; and

(ii)

59,378 additional shares of common stock under the Registrant’s 2013 Employee Stock Purchase Plan, pursuant to the provisions of the Registrant’s 2013 Employee Stock Purchase Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2013 Employee Stock Purchase Plan on January 1, 2019.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on March 22, 2013 (Registration No. 333-187459), February 28, 2014 (Registration No. 333-194250), February 20, 2015 (Registration No. 333-202223), February 23, 2016 (Registration No. 333-209651), February 28, 2017 (Registration No. 333-216349), and March 1, 2018 (Registration No. 333-223332) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-35838	3.1	5/9/2013

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant.	8-K	001-35838	3.1	10/5/17

4.3	Restated Bylaws of the Registrant.	10-Q	001-35838	3.2	5/9/2013

4.4	Form of Common Stock Certificate.	S-1	333-186669	4.1	3/15/2013

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Equity Incentive Plan and forms of stock option agreement, stock option exercise agreement, restricted stock agreement and restricted stock unit agreement.	S-1	333-186669	10.3	3/4/2013

99.2	2013 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-186669	10.4	3/4/2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 14th day of March, 2019.

MARIN SOFTWARE INCORPORATED

By:	/s/ Christopher A. Lien
Christopher A. Lien
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher A. Lien and Bradley W. Kinnish, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher A. Lien	Chief Executive Officer and Director	March 14, 2019
Christopher A. Lien	(Principal Executive Officer)

/s/ Bradley W. Kinnish	Chief Financial Officer	March 14, 2019
Bradley W. Kinnish	(Principal Accounting and Financial Officer)

/s/ Brian Kinion	Director	March 14, 2019
Brian Kinion

/s/ L. Gordon Crovitz	Director	March 14, 2019
L. Gordon Crovitz

/s/ Donald Hutchison	Director	March 14, 2019
Donald Hutchison

/s/ Daina Middleton	Director	March 14, 2019
Daina Middleton